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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 15, 1999



                         Commission File Number: 0-18249
                                                --------


                             ILM SENIOR LIVING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Virginia                                           04-3042283
  -----------------------                               ------------------
  (State of organization)                               (I.R.S. Employer
                                                        Identification No.)


8180 Greensboro Drive, Suite 850, McLean, Virginia                    22102
--------------------------------------------------                  ----------
(Address of principal executive office)                             (Zip Code)

Registrant's telephone number, including area code:              (888) 357-3550
                                                             ------------------

                               (Page 1 of 6 pages)
                         Exhibit Index Appears on Page 6



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Item 5.       Other Events

A. On October 19, 1999, ILM Senior Living, Inc., a Virginia finite-life corporation (the "Company"), entered into an Amended and Restated Agreement and Plan of Merger (the "Restated Merger Agreement") with Capital Senior Living Corporation, a Delaware corporation ("CSLC"), and Capital Senior Living Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of CSLC ("Merger Sub").

         Upon the terms and subject to the conditions of the Restated Merger Agreement, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving corporation in the merger (the "Merger"). Pursuant to the Merger, among other things, each share of the Company's common stock, $.01 par value ("Company Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares of Company Common Stock owned by the Company, CSLC or Merger Sub (or any other subsidiary of the Company or CSLC), automatically will be converted into the right to receive $12.901158 in cash. Holders of Company Common Stock will have no dissenters' rights in the Merger. The Merger is intended to be reported as a fully taxable acquisition by CSLC of the Company and will be recorded by CSLC as a purchase for accounting purposes.

         The Company has agreed that immediately prior to the Effective Time, it will cause its direct subsidiary and record owner of the Company's senior living facilities, ILM Holding, Inc. ("ILM Holding"), to exercise its right to terminate the Facilities Lease Agreement (the "Lease Agreement") dated September 1, 1995, between ILM Holding and ILM Lease Corporation, an affiliate of the Company ("ILM LeaseCo"). The Lease Agreement provides, among other things, for the lease by ILM LeaseCo of the senior housing facilities from ILM Holding and the payment to ILM Holding of certain rents and fees in respect of such lease. The Lease Agreement presently expires by its terms on December 31, 1999, which date and lease the Company intends to extend, all subject to earlier termination by ILM Holding in connection with the sale of the senior housing facilities to an unaffiliated purchaser.

         Upon termination of the Restated Merger Agreement under certain circumstances, CSLC would be entitled to receive reimbursement of certain out-of-pocket transaction costs and expenses actually incurred by CSLC in connection with the Merger and the transactions contemplated thereby, plus a termination fee under certain circumstances.

         The Company is entitled to a termination fee payable by CSLC under certain circumstances.

         Consummation of the Merger (which presently is expected to occur during the first quarter of calendar year 2000) is subject to certain conditions, including, without limitation, (i) approval and adoption of the Restated Merger Agreement and the Merger by the holders of not less than 66-2/3% of the outstanding Company Common Stock, (ii)

                              (Page 2 of 6 pages)
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the receipt of all requisite consents and approvals by public and governmental authorities, (iii) the transfer to the Company of the senior housing facilities owned by ILM Holding (together with cancellation of the intercompany mortgage indebtedness thereon) and the liquidation of ILM Holding pursuant to Section 332 of the Internal Revenue Code of 1986, as amended, (iv) the absence or non-occurrence of certain material conditions and events, and (v) certain other conditions to consummation customary in transactions such as the Merger.

         So as to effectuate the Merger, the term of existence of the Company, a finite-life entity scheduled to dissolve pursuant to its articles of incorporation on December 31, 1999, is intended to be extended by the Company's Board of Directors.

         Simultaneously with entering into the Restated Merger Agreement, ILM II Senior Living, Inc., a Virginia finite-life corporation and an affiliate of the Company ("ILM II"), entered into an amended and restated agreement and plan of merger with CSLC and Merger Sub providing for the merger of ILM II with and into Merger Sub, (the "ILM II Merger Agreement"), for aggregate cash consideration of $14.471836 per outstanding share of ILM II common stock, $.01 par value (the "ILM II Merger"). Consummation of the ILM II Merger is not a condition to consummation of the Merger. If, however, the ILM II merger is consummated but the Merger is not consummated, the Company has agreed to cause ILM Holding to transfer its 25% fee simple interest in a certain California senior housing facility to ILM II (or one of its wholly owned subsidiaries) at the fair market value of such property. ILM II has made the reciprocal agreement (with respect to its 75% fee simple interest in such property) in the ILM II Merger Agreement.

         There can be no assurance whether the Merger (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

         The foregoing description is qualified in its entirety by the full text of the Restated Merger Agreement filed as Exhibit 2 hereto and incorporated herein by reference.

B.       On August 11, 1999, in the action captioned Andrew A. Feldman, et ano.,
v. ILM Senior Living, Inc. et al., 98 Civ 3789 (S.D.N.Y), the parties entered into a Stipulation of Settlement providing for notice thereof to the putative settlement class, which notice was mailed on August 16, 1999. On September 30, 1999, the Court conducted a hearing and on October 4, 1999 issued an Order certifying a settlement class and approving the proposed settlement as fair, reasonable and adequate, subject to the condition that certain modifications are made to the Stipulation of Settlement and any related documents filed with the Court on or before October 15, 1999. On October 15, 1999, the parties entered into a revised Stipulation of Settlement and filed it with the Court. If the Court approves the settlement, a final judgment will be entered dismissing the action with prejudice to the plaintiffs and all members of the settlement class. In its October 4 Order, the Court also denied the application by plaintiffs' counsel for payment of attorneys' fees and expenses, without prejudice to renewal within 14 days upon reapplication therefor. On or about October 14, 1999, Plaintiff's counsel reapplied to the Court for fees and expenses.

Item. 7           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Not Applicable


                              (Page 3 of 6 pages)
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         (b)      Not Applicable

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

                  2. Amended and Restated Agreement and Plan of Merger dated October 19, 1999, among the Company, CSLC and Merger Sub (including all exhibits and schedules thereto).

               99.1.       Press Release of the Company dated October 20, 1999



                              (Page 4 of 6 pages)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ILM SENIOR LIVING, INC.

                                       By: /s/ J. William Sharman, Jr.
                                          -----------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Dated:  October 21, 1999


                               (Page 5 of 6 pages)

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                                  Exhibit Index


   2. Amended and Restated Agreement and Plan of
      Merger dated October 19, 1999, among the
      Company, CSLC and Merger Sub (including
      schedules and exhibits thereto).

99.1. Press Release of the Company dated October 20,
      1999.




                               (Page 6 of 6 pages)